UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 25, 2011

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 ITEM 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, the Compensation Committee of the Company’s Board of Directors established the Company’s 2011 annual cash bonus and equity incentive performance goals and long-term equity incentive performance goals for the executive officers of the Company.

The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company’s peer group and advised the Compensation Committee on appropriate compensation guidelines.

Adoption of Annual Cash Bonus and Equity Incentive Performance Goals

The annual cash bonus and equity incentive awards are discretionary and will be based on the Compensation Committee’s analysis of the Company’s funds from operations (FFO) per share, same property change, total shareholder return, certain Company-wide strategic objectives and individual objectives established by the Compensation Committee for each executive officer.  In performing this analysis, the Compensation Committee will consider the Company’s financial and other performance, both on an absolute and relative basis, as well as general economic conditions in the Company’s markets and factors such as property acquisitions, dispositions, equity issuances, and debt financings during the year.

The annual cash bonus compensation that the Company’s named executive officers are eligible to receive are as follows:

	2011 Cash Bonus Compensation Estimated Future Payouts

Name	Threshold	Target	High

David H. Hoster II……………………... President and Chief Executive Officer	$273,000	$546,000	$819,000

N. Keith McKey……………………….. Executive Vice President and Chief Financial Officer	$136,250	$272,500	$408,750

John F. Coleman………………………... Senior Vice President	$88,000	$176,000	$264,000

William D. Petsas………………………. Senior Vice President	$85,000	$170,000	$255,000

Brent W. Wood…………………………. Senior Vice President	$85,000	$170,000	$255,000

The actual amounts of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Annual equity incentive awards will be paid in stock that will vest over a five-year period beginning January 1, 2012.  All awards of stock will be under and in accordance with the Company’s 2004 Equity Incentive Plan, as amended.  The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2010.  The annual equity incentive awards that the Company’s named executive officers are eligible to receive for 2011 are as follows:

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	2011 Annual Equity Incentive Awards Estimated Future Payouts (# of restricted shares)

Name	Threshold	Target	High

David H. Hoster II……………………...	6,451	12,902	19,353

N. Keith McKey………………………..	3,220	6,439	9,659

John F. Coleman………………………...	2,080	4,159	6,239

William D. Petsas……………………….	2,009	4,017	6,026

Brent W. Wood…………………………	2,009	4,017	6,026

The actual amount of the annual equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Adoption of Long-Term Equity Incentive Performance Goals

The long-term equity incentive awards are discretionary and will be based on the Compensation Committee’s analysis of the Company’s total stockholder return, both on an absolute basis for 2011 as well as a relative basis compared to the NAREIT Equity Index, NAREIT Industrial Index and Russell 2000 Index over the five year period ending December 31, 2011.

The long-term equity incentive awards will be paid in stock that will vest over a four-year period beginning January 1, 2012.  All awards of stock will be under and in accordance with the Company’s 2004 Equity Incentive Plan, as amended.  The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2010.  The long-term equity incentive awards that the Company’s named executive officers are eligible to receive for 2011 are as follows:

	2011 Supplemental Annual Long-Term Equity Incentive Awards Estimated Future Payouts (# of restricted shares)

Name	Threshold	Target	High

David H. Hoster II……………………...	6,451	12,902	19,353

N. Keith McKey………………………..	3,314	6,628	9,942

John F. Coleman………………………..	2,068	4,135	6,203

William D. Petsas……………………….	1,991	3,982	5,972

Brent W. Wood………………………....	1,991	3,982	5,972

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The actual amount of the supplemental annual long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.

Compensation Program for Non-Employee Directors

On May 25, 2011, the Compensation Committee of the Company’s Board of Directors approved a revised compensation program for the non-employee directors.  Under the director compensation program, each non-employee director will continue to be paid an annual cash retainer of $30,000 payable on a monthly basis.  The chairperson of the Audit Committee and Compensation Committee will receive an additional annual cash retainer in the amount of $12,500 and $10,000, respectively.  All other committee chairpersons and the Lead Director will receive an additional $7,500 annual cash retainer.

The director compensation program provides that each non-employee director will be paid $1,500 for each Board meeting attended.  Non-employee directors serving as members of Board committees will be paid $1,000 for each meeting attended.  In each case, the non-employee director will be reimbursed for his or her expenses in connection with attendance at each meeting.

The Board of Directors amended the 2005 Directors Equity Incentive Plan effective May 25, 2011.  Pursuant to that amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference, non-employee directors will receive an annual award under the 2005 Directors Equity Incentive Plan in connection with their election to the Board at the annual meeting of stockholders.  Beginning with the 2011 annual meeting, the annual award will consist of shares of the Company’s common stock with a value of $50,000 as of the date of grant.  Directors who are appointed to the Board outside of the annual meeting of stockholders will receive a pro-rated amount of the $50,000 annual award payable in cash.

The 2005 Directors Equity Incentive Plan also provides that each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $25,000 divided by the fair market value of the Company’s Common Stock on such date.  These restricted shares will vest over a four-year period upon the performance of future service as a director, subject to certain exceptions.

ITEM 5.07.                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 25, 2011, the stockholders (i) elected the eight director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2010, and (iv) voted, on an advisory basis, on the frequency of future advisory votes on executive compensation.

The results of the voting for the eight director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes

D. Pike Aloian	20,005,454	1,341,285	3,218,383
H.C. Bailey, Jr.	20,982,267	364,472	3,218,383
Hayden C. Eaves, III	21,049,793	296,946	3,218,383
Fredric H. Gould	20,978,986	367,753	3,218,383
David H. Hoster II	21,245,677	101,062	3,218,383
Mary E. McCormick	20,065,058	1,281,681	3,218,383
David M. Osnos	19,921,219	1,425,520	3,218,383
Leland R. Speed	21,230,811	115,928	3,218,383

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The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes

23,171,937	1,346,662	46,523	-

The results for the advisory vote on executive compensation for 2010 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes

20,595,200	711,220	40,319	3,218,383

The results for the advisory vote on the frequency of future advisory votes on executive compensation were as follows:

Vote for One Year	Vote for Two Years	Vote for Three Years	Abstentions	Broker Non-Votes

16,513,167	116,331	4,679,251	37,990	3,218,383

As a result of the stockholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

ITEM 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

10.1           Amendment No. 3 to EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           June 1, 2011

EASTGROUP PROPERTIES, INC.

By:	/s/ N. KEITH MCKEY
N. KEITH MCKEY
Executive Vice President, Chief Financial Officer
Secretary and Treasurer

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